                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          CORAM HEALTHCARE CORPORATION

                             CHC ACQUISITION CORP.

                                      AND

                             LINCARE HOLDINGS INC.




                           DATED AS OF APRIL 17, 1995

                               TABLE OF CONTENTS

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
ARTICLE I  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         1.1            The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2            Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3            Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4            Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.5            Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . .    2
         1.6            Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF
                  CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

         2.1            Share Consideration; Conversion or Cancellation of Shares in the Merger . . .    2
         2.2            Payment for Shares in the Merger  . . . . . . . . . . . . . . . . . . . . . .    4
         2.3            Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.4            Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.5            Transfer of Shares After the Effective Time . . . . . . . . . . . . . . . . .    6
         2.6            Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CORAM AND
                   MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

         3.1            Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.2            Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.3            Options or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.4            Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . .    8
         3.5            Coram Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.6            No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         3.7            Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.8            Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.9            Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . .   10
         3.10           Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .   10
         3.11           Employee Benefit Plans and Employment Matters . . . . . . . . . . . . . . . .   11
         3.12           Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.13           Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.14           Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.15           Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.16           Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.17           Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.18           No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . .   14
         3.19           No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14





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
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         3.20           Title to Properties; Encumbrances . . . . . . . . . . . . . . . . . . . . .   14
         3.21           Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.22           Representations Complete  . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.23           Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.24           Certain Cost Savings Estimates  . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF LINCARE . . . . . . . . . . . . . . . . . . . . . . .   15

         4.1            Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         4.2            Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         4.3            Options or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         4.4            Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . .   16
         4.5            No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         4.6            Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.7            Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.8            Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . .   18
         4.9            Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . .   18
         4.10           Employee Benefit Plans and Employment Matters . . . . . . . . . . . . . . .   19
         4.11           Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.12           Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.13           Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.14           Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.15           Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.16           Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.17           No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . .   22
         4.18           No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.19           Title to Properties; Encumbrances . . . . . . . . . . . . . . . . . . . . .   23
         4.20           Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.21           Representations Complete  . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.22           Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE V  COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

         5.1            Joint Proxy Statement/Prospectus; Registration Statement;
                        Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.2            Conduct of the Business of Lincare Prior to the Effective Time  . . . . . .   25
         5.3            Conduct of the Business of Coram Prior to the Effective Time  . . . . . . .   27
         5.4            Access to Properties and Records  . . . . . . . . . . . . . . . . . . . . .   29
         5.5            No Solicitation, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.6            Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.7            Treatment of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.8            Existing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.9            Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.10           Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.11           Certification of Stockholder Vote . . . . . . . . . . . . . . . . . . . . .   32
         5.12           Employment/Non-Compete Agreements . . . . . . . . . . . . . . . . . . . . .   32

                                                                                                   PAGE
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
         5.13           Affiliate Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.14           Listing Application . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.15           Supplemental Disclosure Schedules . . . . . . . . . . . . . . . . . . . .   33
         5.16           No Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.17           Conduct of Business of Merger Sub . . . . . . . . . . . . . . . . . . . .   33
         5.18           Directors of Coram  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.19           Notification of Certain Matters; Delivery of Financial Information  . . .   34

ARTICLE VI  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

         6.1            Conditions to Each Party's Obligation to Effect the Merger  . . . . . . .   34
         6.2            Conditions to the Obligation of Lincare to Effect the Merger  . . . . . .   35
         6.3            Conditions to the Obligations of Coram and Merger Sub to Effect
                        the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE VII  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         7.1            Termination by Mutual Consent . . . . . . . . . . . . . . . . . . . . . .   38
         7.2            Termination by Either Coram or Lincare  . . . . . . . . . . . . . . . . .   38
         7.3            Termination by Lincare  . . . . . . . . . . . . . . . . . . . . . . . . .   38
         7.4            Termination by Coram  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         7.5            Effect of Termination and Abandonment . . . . . . . . . . . . . . . . . .   40
         7.6            Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE VIII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

         8.1            Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.2            Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.3            Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.4            Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.5            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.6            Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         8.7            Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         8.8            Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         8.9            Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         8.10           Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         8.11           Invalidity; Severability  . . . . . . . . . . . . . . . . . . . . . . . .   43
         8.12           Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43



                                    EXHIBITS

Exhibit A               Form of Affiliate Letters
Exhibit B               Opinion of Brobeck, Phleger & Harrison
Exhibit C               Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol

                          AGREEMENT AND PLAN OF MERGER



                 AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April 17, 1995 among Coram Healthcare Corporation, a Delaware corporation ("Coram"), CHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Coram ("Merger Sub"), and Lincare Holdings Inc., a Delaware corporation ("Lincare").

                 WHEREAS, the Boards of Directors of Coram, Merger Sub and Lincare deem advisable and in the best interests of their respective stockholders the merger of Merger Sub with and into Lincare (the "Merger") upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (Lincare, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

                 WHEREAS, the Boards of Directors of Coram, Merger Sub and Lincare have approved the Merger pursuant to this Agreement, upon the terms and subject to the conditions set forth herein;

                 WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                 WHEREAS, Coram and Lincare have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein; and

                 WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                 NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the method of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                 1.1 The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Lincare and thereupon the separate existence of Merger Sub shall cease, and Lincare, as the Surviving Corporation, shall continue to exist under and be governed by the DGCL.

                 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison, 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660 as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                 1.3 Effective Time. If all the conditions to the Merger set forth in Article VI shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article VII, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                 1.4 Effect of Merger. After the Effective Time, pursuant to the DGCL, the separate existence of Merger Sub will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merger Sub and shall be subject to all the debts and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

                 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of Lincare shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Lincare as in effect on the date hereof shall be the Bylaws of the Surviving Corporation.

                 1.6 Directors and Officers. The persons who are directors of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The persons who are officers of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                 2.1 Share Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                          (a)     Each issued and outstanding share of the
common stock, $.01 par value, of Lincare (the "Lincare Common Stock"), other than (i) shares of Lincare Common Stock owned of record by Coram, or a wholly owned Subsidiary (as hereinafter defined) of

Coram, and (ii) shares of Lincare Common Stock that are owned by Lincare as treasury stock (the "Treasury Shares"), shall be automatically converted into the right to receive 1.5354 shares (the "Exchange Ratio") of the common stock, $.001 par value, of Coram (the "Coram Common Stock"). If prior to the Effective Time, Coram or Lincare should split or combine its Common Stock, or pay a stock dividend or other stock distribution in its Common Stock, or otherwise change its Common Stock into any other securities, or make any other dividend or distribution on its Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. The Exchange Ratio shall, in each case, be rounded to the nearest ten-thousandth of a share.

                          (b)     All of the shares of the Lincare Common Stock
to be converted into Coram Common Stock pursuant to Section 2.1(a) (the "Lincare Shares") shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of the shares, upon the surrender of such certificate in accordance with Section 2.2(b), the number of shares of Coram Common Stock specified in Section 2.01(a) above (the "Share Consideration") and cash in lieu of fractional Coram Common Stock as contemplated by Section 2.4.

                          (c)     The issued and outstanding shares of the
common stock, $1.00 par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one hundred (100) shares of fully paid and nonassessable shares of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

                          (d)     All shares of Lincare Common Stock which are
owned of record by Coram or any wholly owned Subsidiary of Coram and all of the Treasury Shares shall be cancelled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

                          (e)     Each outstanding option to purchase Lincare
Common Stock (each an, "Lincare Stock Option") shall be assumed by Coram as provided in Section 5.7.

                 As used in this Agreement, the term "Subsidiary" shall mean any corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided, however, that as used in Sections 3.1, 3.3, 3.6, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.17, 3.19, 3.20, 3.21, 4.1, 4.5, 4.6, 4.7, 4.9,
4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 5.2(c)-(f), 5.3 and
5.16 of this Agreement, the term "Subsidiary" shall also include any unincorporated organization, including partnerships and joint ventures, of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or at least a majority of the voting interests in such organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries (such unincorporated organizations being collectively referred to herein as the "Joint Ventures");

                 2.2      Payment for Shares in the Merger.

                          (a)     At the Effective Time, Coram shall make
available to an exchange agent selected by Coram and reasonably acceptable to Lincare (the "Exchange Agent"), for the benefit of those persons who immediately prior to the Effective Time were the holders of Lincare Shares, a sufficient number of certificates representing shares of Coram Common Stock required to effect the delivery of the aggregate Share Consideration required to be issued pursuant to Section 2.1 (the certificates representing Coram Common Stock comprising such aggregate Share Consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Coram Common Stock contemplated to be issued pursuant to Section 2.1 and effect the sales provided for in
Section 2.4 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                          (b)     As soon as practicable after the Effective
Time, the Exchange Agent shall send a notice and transmittal form to each holder of record of the Lincare Shares immediately prior to the Effective Time advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Coram) the certificate or certificates to be exchanged pursuant to the Merger (the "Certificates"). Upon the surrender for exchange of Certificates, together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto and such other documents as may be required pursuant to such instructions, the holder shall be paid promptly, without interest thereon and subject to any required withholding of taxes, the Share Consideration to which such holder is entitled hereunder, and such Certificates shall forthwith be cancelled. Until so surrendered and exchanged, the Certificates shall represent solely the right to receive the Share Consideration pursuant to Section 2.1 and cash in lieu of fractional shares as contemplated by Section 2.4, subject to any required withholding of taxes. If any payment for the Lincare Shares is to be made to a person other than the person in whose name the Certificates for such shares surrendered are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such payment to a person other than the registered owner of the Certificates surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. To the extent permitted by law, former stockholders of record of Lincare shall be entitled to vote, after the Effective Time, at any meeting of Coram stockholders, the number of whole shares of Coram Common Stock into which their respective Lincare Shares are converted, regardless of whether such holders have exchanged their Certificates in accordance with this Section 2.2.

                          (c)     No dividends or other distributions with
respect to Coram Common Stock with a record date after the Effective Time shall be paid to the holders of any unsurrendered Certificates with respect to the shares of Coram Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the surrender of such Certificates in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificates, there shall be paid to the holder of the Certificates representing whole shares of Coram Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Coram Common Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Coram Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Coram Common Stock.

                          (d)     In the event any Certificates shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Coram, the posting by such person of a bond in such amount, form and with such surety as Coram may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of the Coram Common Stock and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Agreement.

                          (e)     Coram, as the sole stockholder of Merger Sub,
shall, upon surrender to the Surviving Corporation of Certificates representing the Merger Sub Common Stock, receive a Certificate representing the number of shares of the Surviving Corporation Common Stock into which such Merger Sub Common Stock shall have been converted pursuant to Section 2.1.

                          (f)     Certificates surrendered for exchange by any
person constituting a Rule 145 Affiliate of Lincare (as defined in Section 5.13) shall not be exchanged for Certificates representing Coram Common Stock until Coram has received a written agreement from such person as provided in
Section 5.13.

                 2.3 Exchange Agent. Subject to the agreement of the Exchange Agent, among other things, (i) the Exchange Agent shall maintain the Exchange Fund as a separate fund to be held for the benefit of the holders of the Lincare Shares, which shall be promptly applied by the Exchange Agent to making the payments provided for in Section 2.2, (ii) any portion of the Exchange Fund that has not been paid to holders of the Lincare Shares pursuant to Section 2.2 prior to that date which is six months from the Effective Time shall be paid to Coram, and any holders of Lincare Shares who shall not have theretofore complied with Section 2.2 shall thereafter look only to Coram for payment of the number of shares of Coram Common Stock to which they are entitled under this Agreement, (iii) the Exchange Fund shall not be used for any purpose that is not provided for herein; and (iv) all expenses of the Exchange Agent shall be paid directly by Coram. Promptly following the date which is six months from the Effective Time, the Exchange Agent shall return to Coram all cash, securities and any other instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of Certificates formerly representing Lincare Shares may surrender such Certificates to Coram and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Share Consideration and cash in lieu of fractional shares payable with respect thereto pursuant to Sections 2.1 and 2.4 hereof, without interest, but shall have no greater rights against Coram than may be accorded to general creditors of Coram under the DGCL. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Coram Common Stock held by it from time to time hereunder.

                 2.4 Fractional Shares. No fractional shares of Coram Common Stock shall be issued in the Merger. In lieu of any such fractional securities, each holder of Lincare Shares who would otherwise have been entitled to a fractional share of Coram Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of the Coram Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(i) the number of full shares of the Coram Common Stock delivered to the Exchange Agent by Coram over (ii) the aggregate number of full shares of the Coram Common Stock to be distributed to holders of Lincare Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Lincare Shares, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Coram shall pay all commissions, transfer taxes and other out- of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of Lincare, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Lincare in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                 2.5 Transfer of Shares After the Effective Time. No transfers of Lincare Shares shall be made on the stock transfer books of Lincare after the close of business on the day prior to the date of the Effective Time.

                 2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Lincare or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Lincare and Merger Sub agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of Lincare and Merger Sub and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Lincare and Merger Sub or otherwise to take any and all such action.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF CORAM AND MERGER SUB

                 Coram and Merger Sub, jointly and severally, represent and warrant to Lincare that, except as set forth in the Disclosure Schedule delivered herewith (the "Coram Disclosure Schedule"):

                 3.1 Corporate Organization. Each of Coram and its Subsidiaries (the "Coram Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole (a "Material Adverse Effect on Coram"). The Coram Disclosure Schedule contains a complete and accurate list of all of the Coram Subsidiaries. Neither Coram nor any Coram Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws which could have a Material Adverse Effect on Coram. Merger Sub has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

                 3.2 Capital Stock. The authorized capital stock of Coram consists in its entirety of (i) 75,000,000 shares of Coram Common Stock, $.001 par value, and (ii) 10,000,000 shares of Preferred Stock, $.001 par value. As of March 31, 1995, 39,454,218 shares of Coram Common Stock were issued and outstanding, (ii) options to acquire 7,286,181 shares of Coram Common Stock were outstanding under all stock option plans of Coram, (iii) 9,600,000 shares were reserved for issuance pursuant to all employee benefit plans of Coram and
(iv) warrants to purchase 766,076 shares of Coram Common Stock were outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists in its entirety of 1,000 shares of common stock, $1.00 par value, of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of each of the Coram Subsidiaries are owned beneficially and of record by Coram or a Coram Subsidiary free and clear of all liens, charges and encumbrances of any nature. All of the outstanding shares of capital stock of Coram, Merger Sub and each of the Coram Subsidiaries have been validly issued and are fully paid and nonassessable.

                 3.3      Options or Other Rights.  Except as disclosed in
Section 3.2, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Coram or any Coram Subsidiary any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Coram or any Coram Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. No options or rights to acquire equity securities granted by Coram have provisions which accelerate the vesting or right to exercise such options or rights or terminate any repurchase rights of Coram upon the consummation of the Merger.

                 3.4 Authority Relative to this Agreement. Each of Coram and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement by each of Coram and Merger Sub and the consummation of the transactions contemplated on its part hereby have been duly authorized by their respective Board of Directors, and, other than the approval of Coram's stockholders as provided in Section 5.1 hereof, no other corporate proceedings on the part of Coram or Merger Sub are necessary to the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by each of Coram and Merger Sub, and constitutes a legal, valid and binding obligation of each of Coram and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

                 3.5 Coram Common Stock. The shares of Coram Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated hereby at the Effective Time, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights.

                 3.6 No Violation. The execution, delivery and performance of this Agreement by each of Coram and Merger Sub and the consummation by each of them of the transactions contemplated hereby will not
(i) violate or conflict with any provision of any law applicable to Coram or any Coram Subsidiary or by which any of their property or assets are bound,
(ii) require the consent, waiver, approval, license or authorization of or any filing by Coram or any Coram Subsidiary with any public authority (other than (a) the filing of a pre-merger notification report under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the expiration of the applicable waiting period, (b) in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the DGCL, the Bylaws of the NYSE or the "takeover" or "blue sky" laws of various states and (c) any other filings and approvals expressly contemplated by this Agreement) or (iii) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Coram or any Coram Subsidiary pursuant to or under any provision of any charter or bylaw, indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Coram Permit (as defined below), law, regulation or decree to which Coram or any Coram Subsidiary is subject or by which Coram or any Coram Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Coram or on Coram's or Merger Sub's ability to consummate the transactions contemplated hereby.

                 3.7      Compliance with Laws.

                          (a)     Coram and each Coram Subsidiary hold all
material licenses, permits and other authorizations necessary to conduct its business (collectively, "Coram Permits"), are certified as providers under all applicable Medicare and Medicaid programs to the extent required to be so certified, and are in compliance with all Coram Permits and all federal, state and other laws, rules, regulations, ordinances and orders governing its business, including, without limitation, the requirements, guidelines, rules and regulations of Medicare, Medicaid and other third-party reimbursement programs, except where the failure to hold such Coram Permits and other authorizations or to so comply would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole. The Coram Permits are in full force and effect.

                          (b)     All health care personnel employed by Coram
or any Coram Subsidiary are properly licensed to the extent required to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be so licensed, would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole.

                          (c)     No action or proceeding is pending or, to
Coram's knowledge, threatened that may result in the suspension, revocation or termination of any Coram Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and neither Coram nor any Coram Subsidiary has received any notice from any governmental authority in respect of the suspension, revocation or termination of any Coram Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation or proceeding would be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole.

                          (d)     Neither Coram nor any Coram Subsidiary has
received notice that Medicare, Medicaid or any other third-party reimbursement program has any claims for disallowance of costs against any of them which could result in material offsets against future reimbursement or recovery of prior payments, which offsets or recoveries have not been reserved for in Coram's financial statements.

                 3.8 Litigation. Except as may be disclosed in the Coram SEC Filings (as defined below) made prior to the date hereof, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to Coram's knowledge, threatened, or, to Coram's knowledge, investigations pending or threatened, against Coram or any Coram Subsidiary or with respect to any property or asset of any of them before any court, arbitrator, administrator or governmental or regulatory authority or body which, individually or in the aggregate, would have a Material Adverse Effect on Coram. Neither Coram nor any Coram Subsidiary nor any property or asset of any of them is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on Coram.

                 3.9 Financial Statements and Reports. Coram has made available to Lincare true and complete copies of (i) its Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "Commission"), for the year ended December 31, 1994 (the "Coram Form 10-K"), (ii) all registration statements filed by Coram and declared effective under the Securities Act (other than registration statements on Form S-8), and (c) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission subsequent to the filing of the Coram Form 10-K, if any. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information, included or incorporated by reference therein) are referred to in this Agreement as the "Coram SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the Coram SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Coram included in the Coram SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of Coram and the Coram Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein.

                 3.10 Absence of Certain Changes or Events. Since December 31, 1994 and except as disclosed in the Coram SEC Filings made through the date hereof, the business of Coram and of each of the Coram Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries, taken as a whole; (ii) any indebtedness incurred by Coram or any Coram Subsidiary for money borrowed;
(iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by Coram or any of the Coram Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on Coram; (v) any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the Coram Common Stock; (vi) any material agreement to acquire any assets or stock or other interests of any third-party; (vii) any increase in the compensation payable or to become payable by Coram or any Coram Subsidiary to any employees, officers, directors, or consultants or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans in existence as of the date hereof, and except for increases consistent with past practice); (viii) any material revaluation by Coram or any Coram Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by Coram in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of Coram or any Coram Subsidiary or the subjection of any of the assets or properties of Coram or any Coram Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of other with respect thereto; or (xi) any assumption or guarantee by Coram or an Coram Subsidiary of the indebtedness of any person or entity.

                 3.11     Employee Benefit Plans and Employment Matters.

                          (a)     The Coram Disclosure Schedule lists all
employee benefit plans, collective bargaining agreements, labor contracts, and employment agreements not otherwise disclosed in the Coram SEC Filings which provide for the annual payment of more than $100,000 in which Coram participates, or by which it is bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, welfare, and incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization and life insurance; (iii) any written employment agreement and any other employment agreement not terminable at will; and (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974 ("ERISA")) that is not exempted from the coverage of ERISA by reason of the Department of Labor regulations. Coram is in compliance in all material respects with the requirements prescribed by all laws currently in effect applicable to employee benefit plans and to any employment agreements, including, but not limited to, ERISA and the Code. Coram has performed all of its obligations under all such employee benefit plans and employment agreements in all material respects. There is no pending or, to the knowledge of Coram, threatened legal action, proceeding or investigation against or involving any Coram employee benefit plan which could result in a material amount of liability to such employee benefit plan or to Coram.

                          (b)     Coram does not sponsor or participate in, and
has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a material amount of liability to Coram under Title IV of ERISA.

                          (c)     Coram does not sponsor or participate in, and
has not sponsored or participated in, any employee benefit pension plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject Coram to any material amount of liability with respect to any such plan.

                          (d)     All group health plans of Coram have been
operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects, to the extent such requirements are applicable.

                          (e)     There have been no acts or omissions by Coram
that have given rise to or may give rise to a material amount of fines, penalties, taxes, or related charges under Sections 502(c) or 4071 of ERISA or under Chapter 43 of the Code.

                          (f)     No "reportable event," as defined in ERISA
Section 4043, other than those events with respect to which the Pension Benefit Guaranty Corporation has waived the notice requirement, has occurred with respect to any of the employee benefit plans of Coram.

                          (g)     The Coram Disclosure Schedule sets forth the
name of each director, officer or employee of Coram entitled to receive any material amount of benefit or payment under any existing employment agreement, severance plan or other benefit plan solely as a result of the consummation of any transaction contemplated by this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

                          (h)     Coram has made available to Lincare true and
correct copies of all plan documents and employment agreements referred to on the Coram Disclosure Schedule, including all amendments thereto, and all related summary plan descriptions to the extent that one is required by law.

                          (i)     For purposes of this Section 3.11, any
reference to "Coram" shall be deemed to include a reference to any entity that is aggregated with Coram under the provisions of Section 414 of the Code, to the extent that those aggregation rules apply.

                 3.12 Labor Matters. Neither Coram nor any Coram Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. None of the employees of Coram or any Coram Subsidiary is represented by any labor union. To the knowledge of Coram, there is no activity involving any employees of Coram or the Coram Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                 3.13 Insurance. Coram and the Coram Subsidiaries maintain insurance against such risks and in such amount as Coram reasonably believes are necessary to conduct its business. Coram and the Coram Subsidiaries are not in default with respect to any provisions or requirements of any such policy, nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect on Coram. Neither Coram nor any Coram Subsidiary has received any notice of cancellation or termination in respect of any of its insurance policies.

                 3.14 Environmental Matters. Coram and the Coram Subsidiaries are in compliance with all environmental laws, and have obtained all necessary licenses and permits required to be issued pursuant to any environmental law, except where the failure to so comply or to obtain such licenses or permits, individually or in the aggregate, would not have a Material Adverse Effect on Coram. Neither Coram nor any Coram Subsidiary has received any notice or communication from any governmental agency with, respect to (i) any hazardous substance relative to its operations, property or assets or (ii) any investigation, demand or request pursuant to enforcing any environmental law relating to it or its operations, and no such investigation is pending or, to the knowledge of Coram threatened, in any case, which would lead to a Material Adverse Effect on Coram.

                 3.15 Tax Matters. Coram has paid, or made adequate provision for on its balance sheet at December 31, 1994, all federal, state, local, foreign or other governmental income, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and, to its knowledge, franchise and all other taxes imposed on Coram or any Coram Subsidiary or with respect to any of their respective properties, or otherwise payable by them, including interest and penalties, if any, in respect thereof (collectively, "Coram Taxes"), for the Coram taxable period ended September 30, 1994 and all fiscal periods of Coram prior thereto, except such nonpayment, or failure to make adequate provision, that would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole. Coram Taxes paid and/or incurred from September 30, 1994 include only Coram Taxes incurred in the ordinary course of business determined in the same manner as in the taxable period ended September 30, 1994 and Coram has properly accrued for all such Taxes for such periods. Coram and each of the Coram Subsidiaries have timely filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which Coram and/or such Coram Subsidiary (as the case may be) are required to file ("Coram Tax Returns"), and have paid or provided for all the amounts shown to be due thereon, except where such failure to make such timely filings or the nonpayment of such amounts would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole. Neither Coram nor any Coram Subsidiary (i) has filed or entered into, or is otherwise bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of Coram, (ii) is a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any Coram Taxes, other than among Coram and the Coram Subsidiaries, or (iii) has received any claim by an authority in a jurisdiction where neither Coram nor any Coram Subsidiary files Coram Tax Returns that they are or may be subject to Coram Taxes by that jurisdiction, except for any such claims as would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole. No action or proceeding is pending or, to Coram's knowledge, threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from Coram or any Coram Subsidiary of any Coram Taxes, no unresolved claim for any deficiency, assessment or collection of any Coram Taxes has been asserted against Coram or any Coram Subsidiary, and all resolved assessments of Coram Taxes have been paid or are reflected on the Coram balance sheet at December 31, 1994, except for any of the foregoing which would not be material to the financial condition, results of operations, business or properties of Coram and the Coram Subsidiaries taken as a whole.

                 3.16 Intellectual Property. Coram and the Coram Subsidiaries own, possess or have the right to use all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations (collectively, "Coram Intellectual Property Rights") which are necessary, to the conduct of their respective businesses. To the knowledge of Coram, neither Coram nor any Coram Subsidiary is infringing or otherwise violating intellectual property rights of any person which infringement or violation would subject Coram or any Coram Subsidiary to liabilities which, individually or in the aggregate, would have a Material Adverse Effect on Coram or which would prevent Coram or any Coram Subsidiary from conducting their respective businesses substantially in the manner in which they are now being conducted. No claim has been made or, to Coram's knowledge, threatened against Coram or any Coram Subsidiary alleging any such violation.

                 3.17 Related Party Transactions. Except as disclosed in the Coram SEC Filings made through the date hereof, there have been no material transactions between Coram or any Coram Subsidiary on the one hand, and any (i) officer or director of Coram or any Coram Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Coram, or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered to Coram or the Coram Subsidiaries by any officers of Coram or Coram Subsidiaries.

                 3.18 No Undisclosed Material Liabilities. Except as disclosed in the Coram SEC Filings made through the date hereof, neither Coram, any of the Coram Subsidiaries or, to the knowledge of Coram, any of the Joint Ventures has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on Coram other than liabilities under or contemplated by this Agreement.

                 3.19 No Default. Neither Coram nor any of the Coram Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its charter or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Coram or any of the Coram Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Coram or any of the Coram Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a Material Adverse Effect on Coram.

                 3.20 Title to Properties; Encumbrances. Except as described in the following sentence, each of Coram and the Coram Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Coram and the Coram Subsidiaries at December 31, 1994 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1994). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for liens for taxes not yet due and payable and minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Coram and the Coram Subsidiaries.

                 3.21 Pooling of Interests. Neither Coram, any of the Coram Subsidiaries nor, to the knowledge of Coram, any of their respective directors, officers or stockholders has taken any action which would interfere with the parties' ability to account for the Merger as a pooling of interests.

                 3.22 Representations Complete. None of the representations or warranties made by Coram or Merger Sub herein or in any Schedule hereto, including the Coram Disclosure Schedule, or certificate furnished by Coram or Merger Sub pursuant to this Agreement, or the Coram SEC Filings, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                 3.23 Brokers. Neither Coram nor Merger Sub has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except Donaldson, Lufkin & Jenrette Securities Corporation.

                 3.24 Certain Cost Savings Estimates. The information regarding estimated annualized cost savings of Coram as of December 31, 1994, derived from the implementation of Coram's consolidation plan as of such date, which information has been delivered to Alex. Brown & Sons Incorporated on behalf of Lincare has been prepared in good faith and, to the knowledge of Coram, is reasonable based on the estimates and assumptions underlying such information and Coram is not, as of the date hereof, aware that such information is false or misleading in any material respect; it being understood that such cost savings are projections and as such are inherently uncertain.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF LINCARE

                 Lincare represents and warrants to Coram and Merger Sub that, except as set forth in the Disclosure Schedule delivered herewith (the "Lincare Disclosure Schedule"):

                 4.1 Corporate Organization. Each of Lincare and its Subsidiaries (the "Lincare Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole (a "Material Adverse Effect on Lincare"). The Lincare Disclosure Schedule contains a complete and accurate list of all of the Lincare Subsidiaries. Neither Lincare nor any Lincare Subsidiary is in violation of any provision of its charter or Bylaws which could have a Material Adverse Effect on Lincare.

                 4.2 Capital Stock. As of the date hereof, the authorized capital stock of Lincare consists in its entirety of (i) 100,000,000 shares of common stock, $.01 par value, and

(ii) 4,879,238 shares of Preferred Stock, $1.00 par value, none of which shares of Preferred Stock are issued and outstanding. As of March 31, 1995, 27,472,262 shares of Lincare Common Stock were issued and outstanding, (ii) options to acquire 2,268,750 shares of Lincare Common Stock were outstanding under the Lincare Option Plans (as hereinafter defined) and (iii) 68,000 shares of Lincare Common Stock were reserved for issuance under all of the Lincare Option Plans. All of the outstanding shares of capital stock of each of the Lincare Subsidiaries are owned beneficially and of record by Lincare or a Lincare Subsidiary free and clear of all liens, charges, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature. All of the outstanding shares of capital stock of Lincare and each of the Lincare Subsidiaries have been validly issued and are fully paid and nonassessable.

                 4.3      Options or Other Rights.  Except as disclosed in
Section 4.2, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Lincare or any Lincare Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Lincare or any Lincare Subsidiary and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. No options or rights to acquire equity securities granted by Lincare have provisions which accelerate the vesting or right to exercise such options or rights or terminate any rights upon the consummation of the Merger.

                 4.4 Authority Relative to Agreement. Lincare has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement by Lincare and the consummation of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors, and, other than the approval of Lincare's stockholders as provided in Section 5.1 hereof, no other corporate proceedings on the part of Lincare are necessary to authorize the execution and delivery of this Agreement by Lincare or the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Lincare, and constitutes legal, valid and binding obligations of Lincare, enforceable against Lincare in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

                 4.5 No Violation. The execution, delivery and performance of this Agreement by Lincare and the consummation by it of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to Lincare or any Lincare Subsidiary or by which any of its property or assets are bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by Lincare or any Lincare Subsidiary with any public authority (other than as described in clause
(ii) of the first sentence of Section 3.6) or, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Lincare or any

Lincare Subsidiary pursuant to or under any provision of any charter or bylaw, indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Lincare Permit (as defined below), law, regulation or decree to which Lincare or Lincare Subsidiary is subject or by which Lincare or any Lincare Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Lincare or on Lincare's ability to consummate the transactions contemplated hereby.

                 4.6      Compliance with Laws.

                          (a)     Lincare and each Lincare Subsidiary hold all
licenses, permits and other authorizations necessary to conduct its business (collectively, "Lincare Permits"), are certified as providers under all applicable Medicare and Medicaid programs to the extent required to be so certified, and are in compliance with all Lincare Permits and all federal, state and other laws, rules, regulations, ordinances and orders governing its business, including, without limitation, the requirements, guidelines, rules and regulations of Medicare, Medicaid and other third-party reimbursement programs, except where the failure to hold such licenses, permits and other authorizations or to so comply would not be material to the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole. The Lincare Permits are in full force and effect.

                          (b)     All health care personnel employed by Lincare
or any Lincare Subsidiary are properly licensed to the extent required to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be so licensed would not be material to the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole.

                          (c)     No action or proceeding is pending or, to
Lincare's knowledge, threatened that may result in suspension, revocation or termination of any Lincare Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and neither Lincare nor any Lincare Subsidiary has received any notice from any governmental authority in respect of the suspension, revocation or termination of any Lincare Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation, or proceeding would be material to the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole.

                          (d)     Neither Lincare nor any Lincare Subsidiary
has received notice that Medicare, Medicaid or any other third-party reimbursement program has any claims for disallowance of costs against any of them which could result in material offsets against future reimbursement or recovery of prior payments, which offsets or recoveries have not been reserved for in Lincare's financial statements.

                 4.7 Litigation. Except as may be disclosed in the Lincare SEC Filings (as defined below) made as of the date hereof, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to Lincare's knowledge, threatened or, to Lincare's knowledge, investigations pending or threatened, against Lincare or any Lincare Subsidiary or with respect to any property or asset of any of them before any court, arbitrator, administrator or governmental or regulatory authority or body which, individually or in the aggregate, would have a Material Adverse Effect on Lincare. Neither Lincare nor any Lincare Subsidiary nor any property or asset of any of them is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on Lincare.

                 4.8 Financial Statements and Reports. Lincare has made available to Coram true and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1994 (the "Lincare 10-K"), as filed with the Commission, (ii) its proxy statement relating to the annual meetings of its stockholders held on May 16, 1994, (iii) all registration statements filed by Lincare and declared effective under the Securities Act since January 1, 1993 (other than registration statements on Form S-8) and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission subsequent to the filing of the Lincare 10-K, if any. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information included or incorporated by reference therein) are referred to in this Agreement as the "Lincare SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the Lincare SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lincare included in the Lincare SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of Lincare and the Lincare Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustment and any other adjustment described therein.

                 4.9 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the Lincare SEC Filings made through the date hereof, the business of Lincare and of each of the Lincare Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the financial condition, results of operations, properties or business of Lincare and the Lincare Subsidiaries, taken as a whole; (ii) any indebtedness incurred by Lincare or any Lincare Subsidiary for money borrowed;
(iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by Lincare or any of the Lincare Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on Lincare; (v) any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the Lincare Common Stock (vi) any material agreement to acquire any assets or stock or other interests of any third-party; (vii) any increase in the compensation payable or to become payable by Lincare or any Lincare Subsidiary to any employees, officers, directors, or consultants or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans set forth on the Lincare Disclosure Schedule, and except for increases consistent with past practice); (viii) any material revaluation by Lincare or any Lincare Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by Lincare in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of Lincare or any Lincare Subsidiary or the subjection of any of the assets or properties of Lincare or any Lincare Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto; or (xi) any assumption or guarantee by Lincare or a Lincare Subsidiary of the indebtedness of any person or entity.

                 4.10     Employee Benefit Plans and Employment Matters.

                          (a)     The Lincare Disclosure Schedule lists all
employee benefit plans, collective bargaining agreements, labor contracts, and employment agreements not otherwise disclosed in the Lincare SEC Filings, which provide for the annual payment of more than $100,000 in which Lincare participates, or by which it is bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, welfare, and incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization and life insurance; (iii) any written employment agreement and any other employment agreement not terminable at will; and (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is not exempted from the coverage of ERISA by reason of the Department of Labor regulations. Lincare is in compliance in all material respects with the requirement prescribed by all laws currently in effect applicable to employee benefit plans and to any employment agreement, including, but not limited to, ERISA and the Code. Lincare has performed all of its obligations under all such employee benefit plans and employment agreements in all material respects. There is no pending or, to the knowledge of Lincare, threatened legal action, proceeding or investigation against or involving any Lincare employee benefit plan which could result in a material amount of liability to such employee benefit plan or to Lincare.

                          (b)     Lincare does not sponsor or participate in,
and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a material amount of liability to Lincare under Title IV of ERISA.

                          (c)     Lincare does not sponsor or participate in,
and has not sponsored or participated in, any employee benefit pension plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject Lincare to any material amount of liability with respect to any such plan.

                          (d)     All group health plans of Lincare have been
operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects, to the extent such requirements are applicable.

                          (e)     There have been no acts or omissions by
Lincare that have given rise to or may give rise to a material amount of fines, penalties, taxes, or related charges under Sections 502(c) or 4071 of ERISA or under Chapter 43 of the Code.

                          (f)     No "reportable event," as defined in ERISA
Section 4043, other than those events with respect to which the Pension Benefit Guaranty Corporation has waived the notice requirement, has occurred with respect to any of the employee benefit plans of Lincare.

                          (g)     The Lincare Disclosure Schedule sets forth
the name of each director, officer or employee of Lincare entitled to receive any material amount of benefit or payment under any existing employment agreement, severance plan or other benefit plan solely as a result of the consummation of any transaction contemplated by this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

                          (h)     Lincare has made available to Coram true and
correct copies of all plan documents and employment agreements referred to on the Lincare Disclosure Schedule, including all amendments thereto, and all related summary plan descriptions to the extent that one is required by law.

                          (i)     For purposes of this Section 4.10, any
reference to "Lincare" shall be deemed to include a reference to any entity that is aggregated with Lincare under the provisions of Section 414 of the Code, to the extent that those aggregation rules apply.

                 4.11 Labor Matters. Neither Lincare nor any Lincare Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. None of the employees of Lincare or any Lincare Subsidiary is represented by any labor union. To the knowledge of Lincare, there is no activity involving any employees of Lincare or the Lincare Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                 4.12 Insurance. Lincare and the Lincare Subsidiaries maintain insurance against such risks and in such amounts as Lincare reasonably believes are necessary to conduct its business. Lincare and the Lincare Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect on Lincare. Neither Lincare nor any Lincare Subsidiary has received any notice of cancellation or termination in respect of any of its insurance policies.

                 4.13 Environmental Matters. Lincare and the Lincare Subsidiaries are in compliance with all environmental laws, and have obtained all necessary licenses and permits required to be issued pursuant to any environmental law, except where the failure to so comply or to obtain such licenses or permits, individually or in the aggregate, would not have a Material Adverse Effect on Lincare. Neither Lincare nor any Lincare Subsidiary has received any notice or communication from any governmental agency with respect to (i) any hazardous substance relative to its operations, property or assets or (ii) any investigation, demand or request pursuant to enforcing any environmental law relating to it or its operations, and no such investigation is pending or, to the knowledge of Lincare threatened, in any case, which would lead to a Material Adverse Effect on Lincare.

                 4.14 Tax Matters. Lincare has paid, or made adequate provision for on its December 31, 1994 balance sheet, all federal, state, local, foreign or other governmental income, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and all other taxes imposed on Lincare or any Lincare Subsidiary or with respect to any of their respective properties, or otherwise payable by them, including interest and penalties, if any, in respect thereof (collectively, "Lincare Taxes"), for the Lincare taxable period ended December 31, 1994 and all fiscal periods of Lincare prior thereto, except such nonpayment, or failure to make adequate provision, which would not be material to the financial condition, results of operations, business or properties of Lincare and Lincare Subsidiaries taken as a whole. Lincare Taxes paid and/or incurred from December 31, 1994 include only Lincare Taxes incurred in the ordinary course of business determined in the same manner as in the taxable period ending on December 31, 1994 and Lincare has properly accrued for all such Taxes for such periods. Lincare and each of the Lincare Subsidiaries have timely filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which Lincare and/or such Lincare Subsidiary (as the case may
be) are required to file ("Lincare Tax Returns"), and have paid or provided for all the amounts shown to be due thereon, except where such failure to make such timely filings would not be material to the financial condition, results of operations, business or properties of Lincare and Lincare Subsidiaries taken as a whole, and except for the nonpayment of such amounts which would not be material to the financial condition, results of operations, business or
properties of Lincare and the Lincare Subsidiaries taken as a whole.   Neither
Lincare nor any Lincare Subsidiary (i) has filed or entered into, or is otherwise bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of Lincare, (ii) is a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any Lincare Taxes other than among Lincare and the Lincare Subsidiaries, (iii) has elected to be treated as a consenting corporation under Section 341(f) of the Code, or (iv) has received any claim by an authority in a jurisdiction where neither Lincare nor any Lincare Subsidiary files Lincare Tax Returns that they are or may be subject to Lincare Taxes by that jurisdiction, except for any such claims as would not be material to the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole. No action or proceeding is pending or, to Lincare's knowledge, threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from Lincare or any Lincare Subsidiary of any Lincare Taxes, no unresolved claim for any deficiency, assessment or collection of any Lincare Taxes has been asserted against Lincare or any Lincare Subsidiary, and all resolved assessments of Lincare Taxes have been paid or are reflected on the Lincare balance sheet at December 31, 1994 included in its Annual Report on Form 10-K for the period ended on such date, except for any of the foregoing which would not be material to the financial condition, results of operations, business or properties of Lincare and the Lincare Subsidiaries taken as a whole.

                 4.15 Intellectual Property. Lincare and the Lincare Subsidiaries own, possess or have the right to use all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations (collectively, "Lincare Intellectual Property Rights") which are necessary to the conduct of their respective businesses. To the knowledge of Lincare, neither Lincare nor any Lincare Subsidiary is infringing or otherwise violating the intellectual property rights of any person which infringement or violation would subject Lincare or any Lincare Subsidiary to liabilities which, individually or in the aggregate, would have a Material Adverse Effect on Lincare or which would prevent Lincare or any Lincare Subsidiary from conducting their respective businesses substantially in the manner in which they are now being conducted. No claim has been made or, to Lincare's knowledge, threatened against Lincare or any Lincare Subsidiary alleging any such violation.

                 4.16 Related Party Transactions. Except as disclosed in the Lincare SEC Filings, there have been no material transactions between Lincare or any Lincare Subsidiary on the one hand, and any (i) officer or director of Lincare or any Lincare Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Lincare or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange
Act) of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered to Lincare or the Lincare Subsidiaries by any officer of Lincare or Lincare Subsidiaries.

                 4.17 No Undisclosed Material Liabilities. Except as disclosed in the Lincare SEC Filings, neither Lincare nor any of the Lincare Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on Lincare other than liabilities under or contemplated by this Agreement.

                 4.18 No Default. Neither Lincare nor any of the Lincare Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its charter or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Lincare or any of the Lincare Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Lincare or any of the Lincare Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a Material Adverse Effect on Lincare.

                 4.19 Title to Properties; Encumbrances. Except as described in the following sentence, each of Lincare and the Lincare Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Lincare and the Lincare Subsidiaries at December 31, 1994 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1994). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Lincare and the Lincare Subsidiaries.

                 4.20 Pooling of Interests. Neither Lincare nor any of the Lincare Subsidiaries nor, to the knowledge of Lincare, any of their respective directors, officers or stockholders has taken any action which would interfere with the parties' ability to account for the Merger as a pooling of interests.

                 4.21 Representations Complete. None of the representations or warranties made by Lincare herein or in any Schedule hereto, including the Lincare Disclosure Schedule, or certificate furnished by Lincare pursuant to this Agreement, or the Lincare SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                 4.22 Brokers. Neither Lincare nor any Lincare Subsidiary has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except that Lincare has retained Alex, Brown & Sons Incorporated ("Alex. Brown") as its financial advisor for the transactions contemplated hereby.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

      5.1 Joint Proxy Statement/Prospectus; Registration Statement; Stockholders' Meeting.

                          (a)     Coram and Lincare agree that this Agreement
shall be submitted to their respective stockholders for approval at a meeting (the "Meeting") duly called and held pursuant to applicable state law. As soon as practicable after the date of this Agreement, each of Lincare and Coram shall take all action, to the extent necessary in accordance with applicable law and their respective Certificates of Incorporation and Bylaws, to convene each Meeting promptly to consider and vote upon the approval of the Merger and such other matters as may be necessary or desirable to consummate the Merger and the transactions contemplated hereby.

As soon as practicable after the date of this Agreement, Lincare and Coram shall jointly prepare and file with (i) the Commission, subject to the prior approval of the other party, which approval shall not be unreasonably withheld, preliminary proxy materials relating to each Meeting as required by the Exchange Act, and a registration statement on Form S-4 (as amended or supplemented, the "Registration Statement") relating to the registration under the Securities Act of the shares of Coram Common Stock issuable to the holders of the Lincare Shares, and (ii) state securities administrators, such registration statements or other documents as may be required under applicable blue sky laws to qualify or register the shares of Coram Common Stock issuable to the holders of the Lincare Shares (the "Blue Sky Filings"). Lincare, Merger Sub and Coram will use their reasonable best efforts to cause the Registration Statement to become effective as soon as practicable. Promptly after the Registration Statement has become effective and all applicable blue sky laws have been complied with, Lincare and Coram shall mail the proxy statement to their respective stockholders. Such joint proxy statement at the time it initially is mailed to the stockholders of Lincare and the stockholders of Coram and all duly filed amendments or revisions made thereto, if any, similarly mailed are hereinafter referred to as the "Proxy Statement." Notice of the Lincare Meeting shall be mailed to the stockholders of Lincare and notice of the Coram Meeting shall be mailed to the stockholders of Coram along with the Proxy Statement.

                          (b)     Each party represents and warrants that the
information supplied or to be supplied by it for and included or incorporated by reference in the Registration Statement, the Blue Sky Filings, the Proxy Statement and any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed or, as applicable, declared effective and, as of the Effective Time, and, with respect to the Proxy Statement, when first published, sent or given to the stockholders of Lincare and the stockholders of Coram and at the time of the Meetings, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

                          (c)     Each party covenants and agrees that (i) if,
at any time prior to the Effective Time, any event relating to it or any of its affiliates, officers or directors is discovered that should be set forth in an amendment to the Registration Statement or Blue Sky Filings or a supplement to the Proxy Statement, such party will promptly inform the other parties, and such amendment or supplement will be promptly filed with the Commission and appropriate state securities administrators and disseminated to the stockholders of Lincare and Coram, to the extent required by applicable federal and state securities laws, and (ii) documents which either party files or is responsible for filing with the Commission and any regulatory agency in connection with the Merger (including, without limitation, the Proxy Statement) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Registration Statement, Blue Sky Filing, the Proxy Statement, or any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby.

                          (d)     Lincare hereby represents that its Board of
Directors has (i) determined that the Merger is fair to and in the best interests of Lincare's stockholders, (ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the stockholders of Lincare; provided, however, that such determination, approval or recommendation may be amended, modified or withdrawn to the extent required by the fiduciary obligations of Lincare's Board of Directors under applicable law, as advised in writing by outside counsel. Coram hereby represents that its Board of Directors has (i) determined that the Merger is fair to and in the best interests of Coram's stockholders, (ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the stockholders of Coram, provided, however, that such determination, approval or recommendation may be amended, modified or withdrawn to the extent required by the fiduciary obligations of Coram's Board of Directors under applicable law, as advised in writing by outside counsel.

                          (e)     Lincare shall use all reasonable efforts to
cause to be delivered to Coram (i) a letter of KPMG Peat Marwick, Lincare's independent accountants, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and addressed to Coram, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), in form and substance reasonably satisfactory to Coram and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and (ii) the letter referred to in Section 6.1(f) within two (2) weeks of the date of this Agreement. Coram shall use all reasonable efforts to cause to be delivered to Lincare (i) a letter of Ernst & Young, Coram's independent accountants, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and addressed to Lincare, of the kind contemplated by the AICPA Statement, in form and substance reasonably satisfactory to Lincare and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and (ii) the letter referred to in Section 6.1(f) within two (2) weeks of the date of this Agreement. Lincare shall, and shall cause KPMG Peat Marwick and its other representatives to fully cooperate with Coram, Ernst & Young and its other representatives in seeking to obtain confirmation from the Commission that the Merger should be accounted for as a "pooling of interests."

                 5.2 Conduct of the Business of Lincare Prior to the Effective Time. Prior to the Effective Time, except as otherwise consented to or approved in writing by Coram, which consent shall not be unreasonably withheld, or expressly permitted by, or required to consummate the transactions contemplated by, this Agreement:

                          (a)     Lincare and the Lincare Subsidiaries shall
conduct their respective businesses in the ordinary course and consistent in all material respects with past practice and shall use all reasonable efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers, payors and other persons with whom they have a significant business relationship; provided, however, that the loss of any officer, employee, consultant, customer, payor or supplier prior to the Effective Time shall not constitute a breach of this covenant;

                          (b)     Neither Lincare nor any Lincare Subsidiary
shall (i) amend its charter or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the Lincare Common Stock, (iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock (except for repurchases of Lincare Common Stock from employees pursuant to existing stock subscription agreements between Lincare and certain of its employees) or (iv) split, combine or reclassify its outstanding shares of capital stock;

                          (c)     Neither Lincare nor any Lincare Subsidiary
shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of Lincare or such Lincare Subsidiary except that Lincare may issue shares of Lincare Common Stock upon the exercise of stock options outstanding on the date hereof pursuant to the terms thereof existing as of the date hereof, (ii) other than in the ordinary course of business and consistent with past practice, incur any material indebtedness for borrowed money, except under credit facilities existing as of the date hereof and as they may be amended from time to time or pursuant to a substitute credit facility on terms comparable to such existing credit facilities, (iii) waive, release, grant or transfer any rights of material value, except in the ordinary course of business, (iv) except as provided in clause (v) below, merge or consolidate with any person or adopt a plan of liquidation or dissolution, (v) acquire (or enter into an agreement to acquire) any assets, stock or other interests of a third-party except for (A) cash acquisitions utilizing existing cash resources and amounts available under Lincare's existing credit facilities and (B) transactions pending as of the date hereof, and in each case which are of a nature so as not to require a merger or consolidation with Lincare or to cause the filing or the effectiveness of the Registration Statement or the Proxy Statement to be delayed or be amended by Coram to include separate or pro forma financial statements for the acquired entity, (vi) transfer, lease, license, sell or dispose of a material portion of assets or any material assets, (vii) permit any material revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles or
(ix) mortgage or pledge any of their assets or properties or subject any of their assets or properties to any material liens, charges, encumbrances, imperfections of title, security interests, options or rights or claims of others with respect thereto;

                          (d)     Neither Lincare nor any Lincare Subsidiary
will, directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its employees, officers, consultants or directors (except in accordance with employment or consulting agreements, and welfare and benefit plans set forth on the Lincare Disclosure Schedule, and except for increases consistent with past practice and which are otherwise reasonably necessary for the operation of the business of Lincare and the Lincare Subsidiaries), (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of Lincare or any Lincare Subsidiary, (iii) enter into or amend any employment or consulting agreement, except in the ordinary course of business, or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of Lincare or any Lincare Subsidiary, except in the ordinary course of business;

                          (e)     Neither Lincare nor any Lincare Subsidiary
shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices; and

                          (f)     Neither Lincare nor any Lincare Subsidiary
shall take any action which would interfere with the abilities of the parties hereto to account for the Merger as a pooling of interests.

                          (g)     Neither Lincare nor any Lincare Subsidiary
shall authorize or enter into any agreement to do any of the things described in clauses (a) through (f) of this Section 5.2.

                 5.3 Conduct of the Business of Coram Prior to the Effective Time. Prior to the Effective Time, except as otherwise consented to or approved in writing by Lincare, which consent shall not be unreasonably withheld, or expressly permitted by, or required to consummate the transactions contemplated by this Agreement:

                          (a)     Coram and the Coram Subsidiaries shall
conduct their respective businesses in the ordinary course and consistent in all material respects with past practice and shall use all reasonable efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers and other persons with whom they have a significant business relationship; provided, however, that the loss of any officer, employee, consultant, customer or supplier prior to the Effective Time shall not constitute a breach of this covenant;

                          (b)     Neither Coram nor any Coram Subsidiary shall
(i) amend its charter or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the Coram Common Stock, (iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, except if required by a written agreement existing as of the date hereof, or (iv) split, combine or reclassify its outstanding shares of capital stock;

                          (c)     Neither Coram nor any Coram Subsidiary shall,
directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of Coram or such Coram Subsidiary, except that Coram may (A) grant stock options to employees and consultants under the Coram Option Plans consistent with past practices, (B) issue shares of

Coram Common Stock upon the exercise of stock options outstanding on the date hereof pursuant to the terms thereof existing as of the date hereof, (C) issue shares of Coram Common Stock pursuant to the terms of other agreements or instruments outstanding as of the date hereof and (D) issue up to 500,000 additional shares of Coram Common Stock for any other general corporate purpose, (ii) other than in the ordinary course of business and consistent with past practice, incur any material indebtedness for borrowed money, except under credit facilities existing as of the date hereof and as they may be amended from time to time (other than to increase the availability of credit thereunder) or pursuant to a substitute credit facility on terms comparable to such existing credit facilities, (iii) waive, release, grant or transfer any rights of material value, except in the ordinary course of business, (iv) except as provided in clause (v) below, merge or consolidate with any person or adopt a plan of liquidation or dissolution, (v) acquire, propose to acquire or enter into an agreement to acquire any assets, stock or other interests of a third-party except for cash transactions permitted under Coram's credit facilities which are of a nature so as not to require a merger or consolidation with Lincare or to cause the filing or the effectiveness of the Registration Statement or the Proxy Statement to be delayed or to be amended by Coram to include separate or pro forma financial statements for the acquired entity,
(vi) transfer, lease, license, sell or dispose of a material portion of assets or any material assets except as permitted under Coram's credit facilities,
(vii) permit any material revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles or (ix) mortgage or pledge any of their assets or properties or subject any of their assets or properties to any material liens, charges, encumbrances, imperfections of title, security interests, options or rights or claims of others with respect thereto.

                          (d)     Neither Coram nor any Coram Subsidiary will,
directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its employees, officers, consultants or directors (except in accordance with employment or consulting agreements, and welfare and benefit plans set forth on the Coram Disclosure Schedule, and except for increases consistent with past practice and which are otherwise reasonably necessary for the operation of the business of Coram and the Coram Subsidiaries), (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of Coram or any Coram Subsidiary (other than to increase the number of authorized shares), (iii) enter into or amend any employment or consulting agreement, except in the ordinary course of business, or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of Coram or any Coram Subsidiary, except in the ordinary course of business;

                          (e)     Neither Coram nor any Coram Subsidiary shall,
directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices;

                          (f)     Neither Coram nor any Coram Subsidiary shall
take any action which would interfere with the abilities of the parties hereto to account for the Merger as a pooling of interests.

                          (g)     Neither Coram nor any Coram Subsidiary shall
enter into an agreement to do any of the things described in clauses (a) through (f) of this Section 5.3.

                 5.4 Access to Properties and Records. Each party shall afford to the other and their respective accountants, counsel and representatives ("Respective Representatives"), reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (including, without limitation, books, contracts, commitments and written records) and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them thereby; provided, however, that no investigation pursuant to this Section
5.4 shall alter any representation or warranty of any party hereto or the conditions to the obligations of the parties hereto.

                 5.5      No Solicitation, Etc.

                          (a)     Prior to the Effective Time, each of Coram
and Lincare agrees that it shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of such party's business and properties or a substantial amount of such party's equity securities or debt securities whether by purchase, merger, purchase of assets, tender offer, exchange offer, business combination or otherwise (any such proposal or offer being hereinafter referred to as a "Third Party Transaction").

                          (b)     Prior to the Effective Time, each of Coram,
Lincare and their respective Subsidiaries shall not, and shall cause each of their officers, directors, legal and financial advisors, agents and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, a Third Party Transaction with or involving any other person unless such party shall have received an unsolicited written offer from a person other than Coram or Lincare to effect a Third Party Transaction and the Board of Directors of such party determines in good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such information is required to be provided to or such discussions or negotiations are required to be undertaken with the person submitting such Third Party Transaction. Each of Coram and Lincare represents it is not currently involved in any existing discussions or negotiations with any person with respect to any Third Party Transaction.

                          (c)     Prior to the Effective Time, each of Coram
and Lincare will promptly communicate to the other party the terms of any Third Party Transaction which it may receive and will keep such other party informed as to the status of any actions, including negotiations or discussions, taken pursuant to clause (b) of this Section 5.5. As soon as practicable following the Effective Time, each of Coram and Lincare shall promptly request each person who has executed a confidentiality agreement in connection with its consideration of a Third Party Transaction to return all confidential information that has been furnished to such person by or on behalf of Lincare or Coram, as the case may be.

                 5.6 Employee Benefit Plans. Except as otherwise provided in this Agreement, the Lincare employee benefit plans listed on the Lincare Disclosure Schedule which are in effect at the date of this Agreement shall remain in effect immediately following the Effective Time. Coram and Lincare shall cooperate in coordinating their respective benefit plans, and any Lincare employee benefit plan may be terminated after the Effective Time, to the extent reasonably comparable benefits (including credit for past service), considered in the aggregate, are made available to employees of Lincare under one or more employee benefits plans of Coram or any Coram Subsidiary.

                 5.7      Treatment of Options.

                          (a)     Each Lincare Stock Option issued pursuant to
Lincare's stock option plans (collectively, the "Lincare Option Plans") set forth in the Lincare Disclosure Schedule, whether or not vested or exercisable, shall be assumed by Coram and shall constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Lincare Stock Option (including the vesting provisions thereof), a number of shares of Coram Common Stock equal to the product of the Exchange Ratio and the number of shares of Lincare Common Stock subject to such Lincare Stock Option, at a price per share equal to the aggregate exercise price for the shares of Lincare Common Stock subject to such Lincare Stock Option divided by the number of full shares of Coram Common Stock deemed to be purchasable pursuant to such Lincare Stock Option; provided, however, that (i) subject to the provisions of clause
(ii) below, the shares of Coram Common Stock that may be purchased upon exercise of such Lincare Stock Option shall not include any fractional shares and, upon the last such exercise of such Lincare Stock Option, a cash payment shall be made for any fractional shares based upon the per share average of the highest and lowest sale price of the Coram Common Stock as reported on the NYSE on the date of such exercise, and (ii) in the case of any Lincare Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 or Section 423 of the Code ("Qualified Stock Options"), the option price, the number of shares purchasable pursuant to such Lincare Stock Option and the terms and conditions of exercise of such Lincare Stock Option shall be determined in order to comply with Section 424 of the Code. As soon as practicable after the Effective Time, Coram shall deliver to holders of Lincare Stock Options appropriate option agreements representing the right to acquire shares of Coram Common Stock on the same terms and conditions as contained in the outstanding Lincare Stock Options (subject to any adjustments required by the preceding sentence), upon surrender of the outstanding Lincare Stock Options. Coram shall comply with the terms of the Lincare Option Plans as they apply to the Lincare Stock Options assumed as set forth above.

                          (b)     Coram shall take all corporate action
necessary to reserve for issuance a sufficient number of shares of Coram Common Stock for delivery upon exercise of the Lincare Stock Options assumed in accordance with this Section 5.7. Coram shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective as of the Effective Time, with respect to shares of Coram Common Stock subject to such Lincare Stock Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Lincare Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Coram shall administer the Lincare Option Plans assumed pursuant to this Section 5.7 in a manner that complies with rule 16b-3 promulgated under the Exchange Act to the extent the applicable Lincare Option Plan complied with such rule prior to the Merger.

                 5.8 Existing Agreements. Coram and the Surviving Corporation shall insure and guaranty that the provisions with respect to indemnification by Lincare and the Lincare Subsidiaries now existing in favor of any present or former director, officer, employee or agent (and their respective heirs and assigns) of Lincare or any Lincare Subsidiary, respectively (the "Indemnified Parties"), as set forth in their respective charters or Bylaws or pursuant to other agreements (including any insurance policies), shall survive the Merger, shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties and shall continue in full force and effect for a period of at least six years from the Effective Time; provided, however, that Coram and the Surviving Corporation shall be required to maintain or obtain such insurance coverage only (i) if it is available for an annual premium not in excess of two times the last annual premium paid by Lincare or the Lincare Subsidiaries prior to the date of this Agreement (but in such case shall purchase as much coverage as possible for an amount which shall not exceed two times the last annual premium paid by Lincare or the Lincare Subsidiaries prior to the date of the Agreement), and (ii) for six years after the Effective Time. This Section 5.8 shall survive the closing of all of the transactions contemplated hereby, is intended to benefit the officers and employees of Lincare and of the Lincare Subsidiaries at the Effective Time and each of the Indemnified Parties (each of which shall be entitled to enforce this Section 5.8 against Coram and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of the Surviving Corporation.

                 5.9 Confidentiality. The Confidentiality Agreement, dated March 8, 1995 (the "Confidentiality Agreement") between Lincare and Coram, and the Standstill Agreement dated March 31, 1995 (the "Standstill Agreement") between Lincare and Coram are each hereby affirmed by Coram and Lincare and the terms thereof are herewith incorporated herein by reference and shall continue in full force and effect until the Effective Time shall have occurred, and if this Agreement is terminated or if the Effective Time shall not have occurred for any reason whatsoever, each of the Confidentiality Agreement and the Standstill Agreement shall thereafter remain in full force and effect in accordance with its terms; provided, however, to the extent there are any provisions in the Confidentiality Agreement or the Standstill Agreement inconsistent with the terms of this Agreement, the terms of this Agreement shall control. Each of Coram and Lincare agrees that it will not, and will cause its Respective Representatives not to, use any information obtained pursuant to Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party hereto will keep confidential, and will cause its Respective Representatives to keep confidential, all information and documents obtained pursuant to
Section 5.4 except as otherwise consented to by the other party; provided, however, that neither Coram nor Lincare shall be precluded from making any disclosure which it deems required by law in connection with the Merger. In the event that any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, each of Coram and Lincare will collect and deliver to the other party all documents obtained pursuant to Section 5.4 or otherwise from such party or its Respective Representatives by it or any of its Respective Representatives then in their possession and any copies thereof.

                 5.10 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the parties hereto shall: (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations ("Third Party Consents") are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and
(B) timely making all such filings and timely seeking all such Third Party Consents; and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the parties hereto shall take all such necessary action. No party hereto shall (i) take any action for the purpose of delaying, impairing or impeding the receipt of any Third Party Consent, or the making of any required filing or registration or the mailing of the Proxy Statement or (ii) take any action that could reasonably have the effect of preventing Coram from accounting for the Merger as a pooling of interests.

                 5.11 Certification of Stockholder Vote. At or prior to the closing of the transactions contemplated by this Agreement, Lincare and Coram shall deliver to each other a certificate of their respective Secretary setting forth the number of shares of Lincare Common Stock or Coram Common Stock, as the case may be, voted in favor of adoption of this Agreement and consummation of the Merger and the number of shares of Lincare Common Stock or Coram Common Stock voted against adoption of this Agreement and consummation of the Merger.

                 5.12 Employment/Non-Compete Agreements. Each of the executive officers of Lincare listed on the schedule provided by Coram to Lincare shall have, as of the date of this Agreement, executed and delivered Employment/Non-Compete Agreements in substantially the form provided to Lincare (the "Employment Agreements").

                 5.13 Affiliate Letters. At least 30 days prior to the Closing Date, Coram and Lincare shall each deliver to the other a list of names and addresses of those persons who were, in the reasonable judgment of Coram or Lincare, as the case may be, at the record date for their respective stockholders' meeting to approve the Merger, "affiliates" (each such person a "Rule 145 Affiliate") of such party within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Each party shall provide to the other such information and documents as the other may reasonably request for purposes of reviewing such list. Each party shall use all reasonable efforts to deliver or cause to be delivered to the other, prior to the Closing Date, from each of its Rule 145 Affiliates identified in the foregoing list, an Affiliate Letter. Rule 145 Affiliates of Coram shall deliver Affiliate letters in the form attached hereto as Exhibit A-1 and Affiliates of Coram shall deliver Affiliate Letters in the form attached hereto as Exhibit A-2. Coram shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Coram Common Stock to be received by Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such Coram Common Stock, consistent with the terms of such Affiliate Letters.

                 5.14 Listing Application. Coram will use its reasonable best efforts to cause the Coram Common Stock to be issued pursuant to this Agreement in the Merger, to be listed for trading on the NYSE.

                 5.15 Supplemental Disclosure Schedules. Each of Coram and Lincare shall supplement their respective Disclosure Schedules delivered in connection with this Agreement as of the Effective Time to the extent necessary to reflect matters permitted by, or consented to by, the other party under this Agreement. In addition, from time to time prior to the Effective Time, each of Coram and Lincare will promptly deliver to the other party such amended or supplemental Disclosure Schedules as may be necessary to make the Schedules accurate and complete in all material respects as of the Effective Time; provided, however, that no such disclosure shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VI of this Agreement.

                 5.16 No Action. Except as contemplated by this Agreement, no party hereto will, nor will either such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited), or as of the Effective Time.

                 5.17 Conduct of Business of Merger Sub. Merger Sub shall not conduct any business from the date of this Agreement, other than to consummate the Merger and the transactions contemplated by this Agreement.

                 5.18 Directors of Coram. Coram agrees that promptly after the Effective Time, Coram shall take such action as may be necessary to cause James T. Kelly and Frank T. Cary to be appointed to the Board of Directors of Coram. Mr. Kelly shall also serve as Vice-Chairman of Coram's Board of Directors.

                 5.19 Notification of Certain Matters; Delivery of Financial Information.

                          (a)     Coram and Merger Sub agree that they shall
give prompt notice to Lincare, and Lincare agrees that it shall give prompt notice to Coram and Merger Sub, of (i) any known breach of any representations or warranties contained in this Agreement at any time from the date hereof to the Effective Time and (ii) any material failure of Coram, Merger Sub or Lincare, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                          (b)     Each of Coram and Lincare shall furnish the
other with all financial, operating and other information and data as Coram or Lincare, as the case may be, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other party a copy of (i) each report, schedule and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) monthly operating and financial reports as such party shall reasonably request from time to time, when such reports become available.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                          (a)     The Registration Statement shall have been
declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or shall be continuing to be in effect, and no proceedings for that purpose shall have been initiated or threatened by the Commission. Coram shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the Share Consideration pursuant to the Merger and the transactions contemplated hereby.

                          (b)     This Agreement and the Merger contemplated
hereby and any other action necessary to consummate the transactions contemplated hereby shall have been approved and adopted by the requisite vote of (i) the holders of the outstanding shares of the Lincare Common Stock entitled to vote thereon at the Lincare Meeting and (ii) the holders of the outstanding shares of Coram Common Stock entitled to vote thereon at the Coram Meeting.

                          (c)     No governmental authority or other agency,
commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement; provided, however, that, prior to invoking this condition, each party hereto shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated.

                          (d)     Any waiting period applicable to the Merger
under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the Merger.

                          (e)     The shares of Coram Common Stock issuable to
Lincare's stockholders and option holders in the Merger or thereafter shall have been authorized for listing on the NYSE, upon official notice of issuance.

                          (f)     Coram and Lincare shall have each received
from Ernst & Young and KPMG Peat Marwick, respectively, a letter to the effect that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such treatment is in accordance with generally accepted accounting practices.

                 6.2 Conditions to the Obligation of Lincare to Effect the Merger. The obligation of Lincare to effect the Merger shall be subject to the fulfillment or waiver by Lincare at or prior to the Effective Time of the following additional conditions:

                          (a)     Each of Coram and Merger Sub shall have
performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

                          (b)     All representations or warranties of Coram
and Merger Sub in this Agreement which are qualified with respect to a Material Adverse Effect on Coram or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty was made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date and, with respect to Section 3.3, to the extent it is permitted to change by the provisions of this Agreement.

                          (c)     All material federal, state, local and
foreign governmental consents, approvals and filings required to permit the Merger and the consummation of the transactions contemplated by this Agreement shall have been received or made and any applicable waiting period shall have expired or been terminated without the imposition of conditions that are or would become applicable to Lincare or the Lincare Subsidiaries or Coram or the Coram Subsidiaries and which would have a Material Adverse Effect on Lincare or a Material Adverse Effect on Coram.

                          (d)     Coram and Merger Sub shall have obtained all
Third Party Consents (applicable to Coram, any Coram Subsidiary or Merger Sub) contemplated by subsection (ii) of Section 5.10, except for such Third Party Consents which, if not obtained, would not, individually or in aggregate, have a Material Adverse Effect on Coram.

                          (e)     From the date hereof through the Effective
Time, there shall have been no material adverse change in the financial condition, results of operations, properties or business of Coram and the Coram Subsidiaries taken as a whole.

                          (f)     Each of Coram and Merger Sub shall have
delivered a certificate of its President or Vice President and its Chief Financial Officer to the effect set forth in clauses (a), (b), (c) and (e) of this Section 6.2.

                          (g)     Lincare shall have received from Brobeck,
Phleger & Harrison, counsel to Coram, opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit B hereto.

                          (i)     Lincare shall have received the opinion of
Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Lincare, in form and in substance reasonably satisfactory to Lincare and dated as of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization for United States Federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) Coram, Merger Sub and Lincare will each be a party to the reorganization within the meaning of Section 368(b) of the Code,
(iii) no gain or loss will be recognized by Coram, Merger Sub or Lincare pursuant to the Merger and (iv) no gain or loss will be recognized by stockholders of Lincare to the extent their shares of the capital stock of Lincare are converted into and exchanged solely for Coram Common Stock (except to the extent that cash is received in lieu of a fractional share interest and except with respect to the conversion and exchange of any shares of the capital stock of Lincare that were acquired by the holder thereof pursuant to any employee stock option, employee stock purchase plan or otherwise as compensation). In rendering such opinion, Reboul, MacMurray, Hewitt, Maynard & Kristol may require and rely upon representations contained in certificates of officers of Coram, Merger Sub, Lincare and others.

                 6.3 Conditions to the Obligations of Coram and Merger Sub to Effect the Merger. The obligations of Coram and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Coram at or prior to the Effective Time of the following additional conditions:

                          (a)     Lincare shall have performed in all material
respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

                          (b)     All representations or warranties of Lincare
in this Agreement which are qualified with respect to a Material Adverse Effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date and with respect to Section 4.3, to the extent permitted to change by the provisions of this Agreement.

                          (c)     All material federal, state, local and
foreign governmental consents, approvals and filings required to permit the Merger and the consummation of the transactions contemplated by this Agreement shall have been received or made and any applicable waiting period shall have expired or been terminated without the imposition of conditions that are or would become applicable to Lincare or the Lincare Subsidiaries or Coram or the Coram Subsidiaries and which would have a Material Adverse Effect on Lincare or a Material Adverse Effect on Coram.

                          (d)     Lincare shall have obtained all Third Party
Consents (applicable to Lincare or any Lincare Subsidiary) contemplated by subsection (ii) of Section 5.10, except for such Third Party Consents which, if not obtained, would not, individually or in aggregate, have a Material Adverse Effect on Lincare.

                          (e)     From the date hereof through the Effective
Time, there shall have been no material adverse change in the financial condition, results of operations, properties or business of Lincare and the Lincare Subsidiaries taken as a whole.

                          (f)     Lincare shall have delivered a certificate of
its President or Vice President and its Chief Financial Officer to the effect set forth in paragraphs (a), (b), (c) and (e) to this Section 6.3.

                          (g)     Coram shall have received from Reboul,
MacMurray, Hewitt, Maynard & Kristol, counsel to Lincare, an opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit C hereto.

                          (h)     Coram shall have received the opinion of
Brobeck, Phleger & Harrison, counsel to Coram, in form and in substance reasonably satisfactory to Coram and dated as of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization for United States Federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) Coram, Merger Sub and Lincare will each be a party to the reorganization within the meaning of Section 368(b) of the Code,
(iii) no gain or loss will be recognized by Coram, Merger Sub or Lincare pursuant to the Merger and (iv) no gain or loss will be recognized by stockholders of Lincare to the extent their shares of the capital stock of Lincare are converted into and exchanged solely for Coram Common Stock (except to the extent that cash is received in lieu of a fractional share interest and except with respect to the conversion and exchange of any shares of the capital stock of Lincare that were acquired by the holder thereof pursuant to any employee stock option, employee stock purchase plan or otherwise as compensation). In rendering such opinion, Brobeck, Phleger & Harrison may require and rely upon representations contained in certificates of officers of Coram, Merger Sub, Lincare and others.

                          (i)     Merger Sub shall have received letters of
resignation addressed to Lincare from the members of Lincare's board of directors, which resignations shall be effective as of the Effective Time.

                          (j)     Each of Coram and Lincare shall have received
the Affiliate Letters from each of the Rule 145 Affiliates, as provided in
Section 5.13.

                                  ARTICLE VII

                                  TERMINATION

                 7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Lincare or Coram, by the mutual consent of Coram and Lincare.

                 7.2 Termination by Either Coram or Lincare. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Coram or Lincare if:

                          (a)     The Merger shall not have been consummated by
October 31, 1995;

                          (b)     The approval of the stockholders of each of
Lincare and Coram required by Section 6.1(b) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; or

                          (c)     A United States federal or state court of
competent jurisdiction or United States federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; provided, in the case of a termination pursuant to clauses (a) or (b) above, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by September 30, 1995 and; provided further, that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed.

                 7.3 Termination by Lincare. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Lincare referred to in Section 6.1(b), by action of the Board of Directors of Lincare, if:

                          (a)     The Board of Directors of Lincare determines
in good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such termination is required by reason of a Third Party Transaction;

                          (b)     The Board of Directors of Coram shall have
withdrawn or modified in a manner adverse to Lincare (other than a modification indicating that the Board of Directors of Coram, in accordance with Section 5.5, is considering a Third Party Transaction) its approval or recommendation of this Agreement or the Merger due to the existence of a Third Party Transaction, or shall have recommended a Third Party Transaction to Coram stockholders;

                          (c)     There has been a breach by Coram or Merger
Sub of any representation or warranty contained in this Agreement the effect of which is a Coram Material Adverse Effect; or

                          (d)     There has been a breach in any material
respect of any of the covenants or agreements set forth in this Agreement on the part of Coram, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Lincare to Coram.

                 7.4 Termination by Coram. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Coram, if:

                          (a)     The Board of Directors of Lincare shall have
withdrawn or modified in a manner adverse to Coram (other than a modification indicating that the Board of Directors of Lincare, in accordance with Section 5.5, is considering a Third Party Transaction) its approval or recommendation of this Agreement or the Merger due to the existence of a Third Party Transaction, or shall have recommended a Third Party Transaction to Lincare stockholders;

                          (b)     The Board of Directors of Coram determines in
good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such termination is required by reason of a Third Party Transaction;

                          (c)     There has been a breach by Lincare of any
representation or warranty contained in this Agreement the effect of which is a Lincare Material Adverse Effect; or

                          (d)     There has been a breach in any material
respect of any of the covenants or agreements set forth in this Agreement on the part of Lincare, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Coram to Lincare.

                 7.5      Effect of Termination and Abandonment.

                          (a)     In the event that this Agreement is
terminated by Lincare pursuant to Section 7.3(a) or by Coram pursuant to
Section 7.4(a), then Lincare shall promptly, but in no event later than ten days after the date of such request, pay Coram a fee of $15,000,000 plus reasonable out-of-pocket fees and expenses up to $3,000,000, which amount shall be payable by wire transfer of same day funds. If, within nine months of the date this Agreement is terminated by Lincare pursuant to Section 7.3(a) or by Coram pursuant to Section 7.4(a), a Third Party Transaction is consummated by Lincare, then Lincare shall promptly, and in no event later than ten days following the closing date of such Third Party Transaction, pay to Coram an additional $15,000,000 by wire transfer of same day funds. Lincare acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Coram and Merger Sub would not enter into this Agreement.

                          (b)     In the event that this Agreement is
terminated by Lincare pursuant to Section 7.3(b) or by Coram pursuant to
Section 7.4(b), then Coram shall promptly, but in no event later than ten days after the date of such request, pay Lincare a fee of $15,000,000 plus reasonable out-of-pocket fees and expenses up to $3,000,000, which amount shall be payable by wire transfer of same day funds. If, within nine months of the date this Agreement is terminated by Coram pursuant to Section 7.4(b) or by Lincare pursuant to Section 7.3(b), a Third Party Transaction is consummated by Coram, then Coram shall promptly, and in no event later than ten days following the closing date of such Third Party Transaction, pay to Lincare an additional $15,000,000 by wire transfer of same day funds. Coram acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Lincare would not enter into this Agreement.

                          (c)     In the event of termination of this Agreement
and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and except as provided in Section 8.3. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                 7.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent allowed by law, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Amendment. Subject to the applicable provisions of state law, this Agreement may be amended by the parties hereto solely by action taken by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 8.2 Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereunder.

                 8.3 Survival. All representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the Effective Time or the earlier date of termination of this Agreement pursuant to Section 7, as the case may be, except that the agreements set forth in Article I, Article II and in Sections 5.5, 5.8, 5.9, 8.4 and 8.7 will survive the Effective Time indefinitely and those set forth in Sections 7.5 and 8.7 will survive the termination of this Agreement indefinitely, and other than any covenant the breach of which has resulted in the termination of this Agreement.

                 8.4 Expenses and Fees. Whether or not the Merger is consummated, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (i) the filing fee in connection with the HSR Act filing, (ii) the filing fee in connection with the filing of the Registration Statement or Proxy Statement with the Commission and (iii) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, shall be shared equally by Coram and Lincare.

                 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier to the parties at the following addresses:

        If to Merger Sub or Coram:      Coram Healthcare Corporation
                                        1125 Seventeenth Street, Suite 1500
                                        Denver, Colorado 80202

                                        Attention:  Chief Executive Officer
                                        Telecopier:  (303) 298-0043

        With copies to:                 Brobeck, Phleger & Harrison
                                        4675 MacArthur Court, Suite 1000
                                        Newport Beach, California  92660
                                        Attention: Richard A. Fink, Esq.
                                        Telecopier:  (714) 752-7522

        If to Lincare:                  Lincare Holdings Inc.
                                        19337 U.S. 19 North
                                        Clearwater, Florida 34624
                                        Attention:  Chief Executive Officer
                                        Telecopier:   (813) 532-9692

        With copies to:                 Reboul, MacMurray, Hewitt, Maynard
                                          & Kristol
                                        45 Rockefeller Plaza
                                        New York, New York  10111
                                        Attention: Robert A. Schwed, Esq.
                                        Telecopier:  (212) 841-5725

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

                 8.6 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 8.7 Publicity. The parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without consulting with all other parties and their respective counsel; provided, however, that to the extent either party believes on the advice of counsel that it is obligated under federal or state law to issue or cause the publication of any press release or other announcement, such party shall only be obligated to so consult if it is possible to do so without violating any such legal obligation.

                 8.8 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                 8.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                 8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                 8.11 Invalidity; Severability. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

                 8.12 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.





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

                 IN WITNESS WHEREOF, Coram, Merger Sub and Lincare have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LINCARE HOLDINGS INC.                     CORAM HEALTHCARE
                                          CORPORATION

By: /s/ JAMES T. KELLY                    By: /s/ JAMES M. SWEENEY
    James T. Kelly, Chairman and              James M. Sweeney, Chairman
      Chief Executive Officer                   and Chief Executive Officer



                                          CHC ACQUISITION CORP.


                                          By: /s/ JAMES M. SWEENEY
                                              James M. Sweeney, Chairman
                                                and Chief Executive Officer





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